UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/23/2006

NETGEAR, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50350

DE	770419172
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4500 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

408-907-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b). At the NETGEAR, Inc. Annual Meeting of Stockholders held on May 23, 2006, Messrs. Ralph E. Faison, A. Timothy Godwin, Jef Graham, Linwood A. Lacy, Jr., Patrick C.S. Lo, and Gregory J. Rossmann were reelected to the Board of Directors to serve until the next Annual Meeting of Stockholders in 2007. Mr. Gerald A. Poch, Senior Managing Director of Pequot Capital Management, Inc. and co-head of Pequot Ventures, and a director of the Company since March 2000, did not stand for reelection.

As a result of Mr. Poch's departure, Mr. Faison was appointed to serve on the Audit Committee, and Mr. Lacy was appointed to serve as the head of the Nominating and Corporate Governance Committee, of the Company's Board of Directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC

Date: May 23, 2006	By:	/s/ Jonathan R. Mather
Jonathan R. Mather
Executive Vice President and CFO